UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
December 5, 2006
Date of Report
(Date of earliest event reported)
SMITH INTERNATIONAL, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-8514 (Commission File Number)	95-3822631 (I.R.S. Employer Identification No.)
411 N. Sam Houston Parkway, Suite 600
Houston, Texas
(Address of principal executive offices)
77060
(Zip Code)
(281) 443-3370
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On December 6, 2006, John Yearwood was appointed to the Board of Directors of Smith International, Inc. (the “Company”) to serve a term beginning on December 6, 2006 and ending on the date of the Company’s Annual Meeting of Stockholders in 2007. From 1980 to March 2006, Mr. Yearwood served in a variety of positions at Schlumberger much of which included responsibilities for businesses predominately outside of the United States. Since March 2006, Mr. Yearwood has served as a Senior Advisor to the Chief Executive Officer of Schlumberger and immediately prior to that as President – North and South America, Oilfield Services.
     Mr. Yearwood is not a party to any arrangement or understanding with any person pursuant to which he was selected as a director, nor is he a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Yearwood will participate in the Company’s standard non-employee director compensation program which is described in the Company’s 2006 Proxy Statement.
     A copy of the press release dated December 8, 2006, announcing the appointment of Mr. Yearwood to the Company’s Board of Directors is attached hereto as Exhibit 99.1 to this report on Form 8-K.
     On December 5, 2006, the Compensation and Benefits Committee (the “Committee”) of the Company’s Board of Directors approved a $75,000 increase to the current base salary of Doug Rock, chairman of the Board and Chief Executive Officer, and a $35,000 increase to the current base salary of Margaret Dorman, Chief Financial Officer.

Item 9.01.	Financial Statements and Exhibits
     (c) Exhibits. The exhibit below is being furnished with this Form 8-K.
99.1	Press Release dated December 8, 2006 with respect to the Company’s appointment of John Yearwood to the Company’s Board of Directors.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMITH INTERNATIONAL, INC.

Date: December 11, 2006	/s/ RICHARD E. CHANDLER, JR.

By: Richard E. Chandler, Jr.
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release by the Registrant dated December 8, 2006